UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 22, 2008

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2008, the stockholders of the Company approved amendments to the Company’s 2005 Stock and Incentive Plan to (1) increase the number of shares of the Company’s common stock that may be issued under the Plan from 2,000,000 to 3,000,000 shares and (2) increase the maximum amount of cash that may be paid to any participant pursuant to any performance award under the Plan during any calendar year from $2,000,000 to $3,000,000.  The amendments had been approved by the Company’s Board of Directors on March 6, 2008, subject to stockholder approval.  A copy of the Plan as amended is attached as Exhibit 10.1 to this report.

On April 22, 2008, the stockholders of the Company approved an amendment to the Company’s 2000 Nonemployee Director Stock Plan to increase the number of shares that may be issued under the Plan from 600,000 to 1,000,000 shares.  The amendment had been approved by the Company’s Board of Directors on March 6, 2008, subject to stockholder approval.  A copy of the Plan as amended is attached as Exhibit 10.2 to this report.

A more complete description of the two plans and the amendments is provided in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on April 22, 2008, which was filed with the Securities and Exchange Commission on March 7, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit

10.1	2005 Stock and Incentive Plan
10.2	2000 Nonemployee Director Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ Norman W. Nolen
Norman W. Nolen
Executive Vice President, Treasurer and Chief Financial Officer

Dated:  April 24, 2008

EXHIBIT INDEX

Exhibit 10.1   2005 Stock and Incentive Plan
Exhibit 10.2   2000 Nonemployee Director Stock Plan